Exhibit 99.1
International Wire Announces Second Quarter and
First Six Months 2009 Results
Camden, NY — August 7, 2009 — International Wire Group, Inc. (ITWG.PK) today announced its results for the second quarter and first six months ended June 30, 2009. Second quarter results were significantly below second quarter 2008 levels due to continuing recessionary conditions in the U.S. and Europe. As a result, operating income, income from continuing operations and net income/(loss) for the three months ended June 30, 2009 decreased from second quarter 2008 levels. Results for the first six months of 2009 also decreased from the comparable period of 2008, driven primarily by lower sales volume and plant utilization.
“In the second quarter, our operating results were again impacted by lower customer demand and reduced production levels despite significant cost reduction initiatives. Sales demand was lower across all major products, and markets were impacted by weak end user demand and industry-wide conditions,” said Rodney D. Kent, Chief Executive Officer of International Wire Group, Inc. “We continue to adjust our cost structure and capacity as well as inventory levels in response to the reduced sales demand. Despite the weak operating results, we reduced debt levels and strengthened our balance sheet and have over $73 million of liquidity as of June 30, 2009.”
Second Quarter Results
Net sales for the quarter ended June 30, 2009 were $102.0 million, a $97.9 million, or 49.0%, decrease from net sales of $199.9 million for the same period in 2008. This decrease was primarily due to a lower selling price of copper, decreased volume, lower customer pricing/mix (including silver, nickel and tin prices), and the impact of a stronger U.S. dollar versus the euro. The sales decrease was partially offset by a lower proportion of tolled copper (customer-owned copper, the value of which is excluded from net sales and cost of sales) shipped in the 2009 period compared to the 2008 period. Excluding the effects of lower copper prices and a lower proportion of tolled copper shipped, net sales decreased $64.7 million, or 38.8%, versus the prior year. This decrease resulted from $60.6 million of lower volume (despite $2.3 million in the 2009 period contributed by the Global Wire acquisition), $1.4 million of lower customer pricing/mix and $2.7 million of unfavorable currency effect in the Europe segment. Total pounds of product sold in the second quarter of 2009 declined by 33.1% compared to the second quarter of 2008.

Operating income for the three months ended June 30, 2009 was $1.3 million compared to $10.9 million for the three months ended June 30, 2008, a decrease of $9.6 million, or 88.1%, primarily due to lower sales volume in all three business segments partially offset by operating cost reductions and lower selling, general and administrative expenses. Operating income for the Bare Wire segment of $2.5 million was $3.0 million, or 54.5%, lower than $5.5 million in the comparable 2008 period, primarily due to decreased sales volume. Operating loss for the High Performance Conductors segment of $0.8 million was $4.6 million lower than operating income of $3.8 million for the 2008 period due to a combination of reduced sales volume, lower customer pricing/mix, higher medical costs, lower plant utilization and higher depreciation. Operating loss for the Europe segment was $0.2 million, a decrease of $2.0 million from operating income of $1.8 million in the 2008 period as a result of decreased sales volume to all major markets, lower customer pricing/mix and an unfavorable currency exchange impact.
Net loss was $0.9 million, or $0.09 per basic and diluted share for the three months ended June 30, 2009 compared to net income of $5.6 million, or $0.56 per basic share and $0.54 per diluted share, for the three months ended June 30, 2008 due primarily to lower operating income.
Six Month Results
Net sales for the six months ended June 30, 2009 were $203.3 million, a decrease of $203.1 million, or 50.0%, below comparable 2008 levels. Sales declined due to a decrease in the selling price of copper, reduced volume, lower customer pricing/mix (including silver, nickel and tin prices) and an unfavorable currency exchange rate. These factors were partially offset by a lower proportion of tolled copper shipped in the 2009 period compared to the 2008 period. Excluding the effects of lower copper prices and a lower proportion of tolled copper business, net sales decreased $127.1 million, or 38.5%, versus the prior year. This decrease resulted from $117.2 million of reduced volume (despite $6.7 million in the 2009 period contributed by the Global Wire acquisition), $4.6 million of lower customer pricing/mix and $5.3 million of unfavorable currency effect in the Europe segment. Total pounds of product sold in the first six months of 2009 declined by 32.3% compared to the first six months of 2008.
Operating income for the six months ended June 30, 2009 was $5.0 million compared to $24.3 million for the 2008 period, or a decrease of $19.3 million, or 79.4%, with declines in all three business segments. Operating income for the Bare Wire segment of $4.8 million decreased by $8.1 million, or 62.8%, primarily from decreased sales volume, lower plant utilization and higher depreciation which were partially offset by higher customer pricing/mix, operating cost reductions and lower selling, general and administrative expenses. Operating income for the High Performance Conductors segment of $1.0 million decreased by $7.2 million, or 87.8%, due to lower sales volume and plant utilization, reduced customer pricing/mix and higher medical costs in the second quarter. Operating loss for the Europe segment of $0.3 million decreased by $3.9 million from operating income in the 2008 period of $3.6 million due to decreased sales volume, lower customer pricing/mix and an unfavorable currency exchange impact.

Net income of $0.1 million, or $0.01 per basic and diluted share, for the six months ended June 30, 2009 was lower than net income in the 2008 period of $12.8 million, or $1.29 per basic share and $1.25 per diluted share, primarily due to lower operating income.
Net debt (total debt less cash) was $73.0 million as of June 30, 2009 representing an $8.2 million decrease in the second quarter and an $8.0 million decrease from December 31, 2008 levels primarily as the result of lower working capital requirements.
Conference Call
International Wire Group, Inc. will hold a conference call to discuss its second quarter and first six months 2009 results on August 26, 2009 at 9:00 a.m. Eastern Time. To participate in the call, please call 1-866-688-5698 (U.S. and Canada callers) or 1-816-650-2865 (international callers) at least 10 minutes prior to the scheduled start of the call and reference the Conference ID number 24296741. For those unavailable to participate in the live teleconference, a replay can be accessed by calling 1-800-642-1687 and referencing Conference ID number 24296741 until 11:59 p.m. Eastern Time on September 2, 2009.
About International Wire Group, Inc.
International Wire Group, Inc. is a manufacturer and marketer of wire products, including bare, silver-plated, nickel-plated and tin-plated copper wire, for other wire suppliers, distributors and original equipment manufacturers. Its products include a broad spectrum of copper wire configurations and gauges with a variety of electrical and conductive characteristics and are utilized by a wide variety of customers primarily in the aerospace, appliance, automotive, electronics/data communications, industrial/energy and medical device industries. The Company manufactures and distributes its products currently at 17 facilities located in the United States, Belgium, France and Italy.
Forward-Looking Information is Subject to Risk and Uncertainty
Certain statements in this release may constitute “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words “believes,” “expects,” “may,” “will,” “should,” “seeks,” “pro forma,” “anticipates,” “intends,” “plans,” “estimates,” or the negative of any thereof or other variations thereof or comparable terminology, or by discussions of strategy or intentions. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions as to future events that may not prove to be accurate. Actual outcomes and results may differ materially from what is expressed or forecasted in these forward-looking statements. As a result, these statements speak only as of the date they were made and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Many important factors could cause our results to differ materially from those expressed in forward-looking statements. These factors include, but are not limited to, fluctuations in our operating results and customer orders, unexpected decreases in demand or increases in inventory levels, changes in the price of copper, tin, nickel and silver, the failure of our acquisitions and expansion plans to perform as expected, the competitive environment, our reliance on our significant customers, lack of long-term contracts, substantial dependence on business outside of the U.S. and risks associated with our international operations, limitations due to our indebtedness, loss of key employees or the deterioration in our relationship with employees, litigation, claims, liability from environmental laws and regulations and other factors. For additional information regarding risk factors, see our discussion in Part I, Item 1A of our latest Annual Report on Form 10-K and other filings with the Securities and Exchange Commission.
ITWG-G
Contact
International Wire Group, Inc.
Glenn J. Holler
Senior Vice-President, Chief Financial Officer and
Secretary
314-238-1322

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